EXHIBIT 10.10

PLEDGE AND ESCROW AGREEMENT
(in favor of YA Global Investments, L.P.)

PLEDGE AND ESCROW AGREEMENT (the “Agreement”) dated as of August 17, 2010, by 4 Sea-Sons LLC a Delaware limited liability company (the “Preferred Shareholder”), Westport Energy, Acquisition, Inc., a Delaware corporation (the “Acquisition Sub”), Carbonics Capital Corporation, a Delaware corporation (the “Parent”) and each subsidiary, direct and indirect, of the Parent or Acquisition Sub listed on Schedule I attached hereto or joined to this agreement in the future (the “Subsidiary Pledgors,” collectively with the Parent, the Acquisition Sub and the Preferred Shareholder, the “Pledgors”) in favor of YA Global Investments, L.P., an exempt Cayman Islands limited partnership (the “Pledgee”).

RECITALS:

A.          The Pledgee is the holder of certain secured convertible debetnures issued by the Parent payable to the Pledgee, including without limitation those listed on Schedule II attached hereto (collectively, the “Carbonics Debentures”).

B.           The Parent and the Pledgee, among others, entered into the following (collectively, as each may be amended and in effect, the “Collateral Agreements”): (i) Global Security Agreement, dated as of January 11, 2008, (ii) Global Guaranty Agreement, dated as of January 11, 2008, (iii) Global Pledge and Escrow Agreement, dated as of January 11, 2008, and (iv) Intellectual Property Security Agreement, dated as of January 11, 2008.

C.           Pursuant to the Collateral Agreements, the Pledgee has a perfected first priority security interest in all assets of the Company.

D.           The Parent and the Pledgee, among others, entered into that certain Ratification and Amendment Agreement dated as of the date hereof (as may be amended and supplemented from time to time, the “Ratification Agreement”).

E.           The Ratification Agreement provides that the Carbonics Obligations (as defined in the Ratification Agreement) are no longer cross-collateralized and cross-defaulted with the other obligations under the Collateral Agreements and confirms that the Pledgee shall continue to have a perfected first priority security interest in all assets of the Company pursuant to this Agreement.

F.           Pursuant to the terms of the Ratification Agreement, certain of the Pledgors executed and delivered to the pledge a certain Guaranty Agreement of even date herewith (the “Guaranty”).

G.           It is a condition to the effectiveness of the Ratification Agreement that the Parent and its Subsidiaries execute and deliver this Agreement to the Pledgee to evidence the Pledgee’s continuing security interest in and to the Collateral (as defined below) to secure all of the Obligations (as defined below).

H.          The Preferred Shareholder has obtaining certain shares of Series C Preferred Shares of the Parent (the “Preferred Shares”) which are subject to a security interest in favor of the Pledgee pursuant to the Collateral Agreement.

I.           As a condition to the consent of the Pledgee to the transfer of the Series C Shares, the Pledgee shall maintain a continuous first priority security interest in the Preferred Shares pursuant to this Agreement.

J.           The parties to this Agreement desire to appoint DAVID GONZALEZ, ESQ., as escrow agent (the “Escrow Agent”) to hold in escrow the certificates, documents and other property related to the Pledged Securities (as defined below) pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, warranties, and representations herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

TERMS AND CONDITIONS

1.           Pledge and Security Interest.

(a)           As collateral security for the prompt payment and performance in full of the Obligations (as defined below) and subject to the terms and provisions of that certain Intercreditor Agreement dated as of the date hereof between Pledgee and New EarthShell Corporation (the “Intercreditor Agreement”), each Pledgor hereby delivers, pledges and grants to the Pledgee, its successors and assigns, an irrevocable, first priority security interest in (i) all the securities, membership, partnership or other ownership interests or rights to purchase set forth on Schedule III attached hereto, and (ii) all securities, membership, partnership or other ownership interests obtained in the future by a Pledgor (collectively, the “Pledged Securities”), including, without limitation: (A) all of the Pledgors’ interests in respect of the Pledged Securities and Pledgors’ interests in all profits and distributions to which the Pledgors shall at any time be entitled in respect of such Pledged Securities and (B) to the extent not otherwise included, all proceeds, dividends, warrants, options, rights, instruments, and other property from time to time received or otherwise distributable in respect of or in exchange of any or all of the foregoing (collectively, the “Pledged Collateral”).

(b)           The term “Obligations” shall mean and include (i) any and all debts, liabilities, obligations, covenants and duties owing by any Pledgor (except for the Preferred Shareholder) to the Pledgee, including without limitation, pursuant to this Agreement or the Guaranty, and (ii) with respect to the Preferred Shareholder all amounts owed by the Parent to the Pledgee under the Debentures, in each case, now existing or hereafter arising of every nature, type, and description, whether liquidated, unliquidated, primary, secondary, secured, unsecured, direct, indirect, absolute, or contingent, and whether or not evidenced by a note, guaranty or other instrument, and any amendments, extensions, renewals or increases thereof, and including any interest accruing thereon after insolvency, reorganization or like proceeding relating to the Pledgors, whether or not a claim for post-petition interest is allowed in such proceeding, and all costs and expenses of the Pledgee incurred in the enforcement, collection or otherwise in connection with any of the foregoing, including, but not limited to, reasonable attorneys’ fees and expenses and all obligations of the Pledgors to the Pledgee to perform acts or refrain from taking any action.

2.           Delivery of Pledged Securities.

(a)           Simultaneously with the execution of this Agreement, each Pledgor shall deliver to the Escrow Agent, and the Escrow Agent shall hold in escrow pursuant to the terms of this Agreement, stock certificates, membership interest certificates or other certificated securities made out in favor of such Pledgor representing the Pledged Securities together with stock powers or membership interest powers duly executed in blank and with medallion bank guarantees or other instruments and documents as the Pledgee may reasonably request the (“Transfer Documents”).

(b)           After the execution of this Agreement, promptly upon any Pledgor acquiring any Pledged Securities, and any original certificates or other instruments or documents representing such Pledged Securities, such Pledgor shall deliver or cause to be delivered to the Escrow Agent the Pledged Securities and related Transfer Documents.

(c)           Each delivery of Pledged Securities shall be accompanied by a schedule describing the Pledged Securities theretofore and then being pledged hereunder, which schedule shall be attached hereto as Schedule II and made a part hereof.  Each schedule so delivered shall supplement any prior schedules so delivered.

(d)           If a Pledgor receives, or become entitled to receive any other property (whether by reclassification, readjustment, or other change in the capital structure of such Pledgor, or in any other manner), such additional or other property shall constitute Pledged Collateral, and such additional interest shall be recorded in the name of the Pledgee and delivered directly to the Escrow Agent to be held as Pledged Collateral.  If, notwithstanding the foregoing, a Pledgor receives any distribution or other property which should have been paid or delivered directly to the Pledgee or which was paid to such Pledgor in violation of this Section 2, such Pledgor shall receive the distribution or property in trust for the benefit of the Pledgee, shall segregate such distribution or property form the other property or funds of such Pledgor, and deliver it immediately to the Escrow Agent in the form received (with any necessary endorsement).

(e)           Such stock certificates, membership interest certificates, other property and Transfer Documents shall be held by the Escrow Agent until the satisfaction in full of all the Obligations.

3.           Voting Rights Relating to Pledged Securities. During the term of this Agreement, so long as no Event of Default shall have occurred, each Pledgor shall have the right to vote the Pledged Securities, to the extent such right exists, on all questions for all purposes not inconsistent with the terms of this Agreement.  Upon the occurrence of an Event of Default, the Pledgee shall thereafter have, at its discretion, the option to exercise all voting and/or other consensual rights and powers pertaining to the Pledged Securities, subject to the Ownership Limitation set forth below.

4.           Dividends and Other Income.  All cash and non-cash distributions and dividends related to the Pledged Securities shall be delivered to the Escrow Agent.  Upon the occurrence of an Event of Default, the Pledgee shall be entitled to receive dividends and other distributions (cash or non-cash) related to the Pledged Securities.

5.           Release of Pledged Securities from Pledge. Upon the indefeasible payment or satisfaction in full of all the Obligations, the parties hereto shall notify the Escrow Agent to such effect in writing. Promptly upon receipt of such written notice (and subject to the terms and provisions of the Intercreditor Agreement), the Escrow Agent shall return to each Pledgor the Transfer Documents and the certificates representing the Pledged Securities (collectively the “Pledged Materials”), whereupon any and all rights of the Pledgee in the Pledged Materials shall be terminated.

6.           Event of Default. An “Event of Default” shall be deemed to have occurred under this Agreement upon an Event of Default under any of the Transaction Documents.

7.           Remedies.

a.           Upon and anytime after the occurrence of an Event of Default, the Pledgee shall have the right to require the Escrow Agent to deliver the Pledged Securities to the Pledgee in accordance with the following procedure: (a) the Pledgee shall provide written notice of such Event of Default (the “Default Notice”) to the Escrow Agent, with a copy to the Pledgors; (b) in a Default Notice the Pledgee shall specify the number of Pledged Securities to be delivered to the Pledgee (subject to the Ownership Limitation set forth below); and (c) as soon as practicable after receipt of a Default Notice, the Escrow Agent shall deliver the Pledged Securities along with the applicable Transfer Documents to the Pledgee.

b.           Whenever an Event of Default occurs, the Pledgee shall have, and may exercise with respect to the Pledged Collateral, in such order and manner as it determines, all rights and remedies of a secured party under the Uniform Commercial Code as in effect in the State of New Jersey (the “UCC”) and under any other applicable law, as the same may from time to time be in effect, as well as those rights granted herein, under the Security Agreement and any other agreement now or hereafter in effect between the Pledgee and the Pledgors.  Without limiting the generality of the foregoing, whenever an Event of Default exists, the Pledgee may sell or otherwise dispose of all or part of the Pledged Collateral upon prior notice to the Pledgors, by public or private sale, in one or more transactions, and in such order as the Pledgee determines. Proceeds realized from such sales and dispositions shall be applied first to the Pledgee’s costs and expenses in connection therewith and then to the Obligations in such order as the Pledgee determines.

c.           Pledgors recognize that the Pledgee may be unable to effect a public sale of all or a part of the Pledged Collateral by reason of certain provisions contained in the Securities Act of 1933, as amended (the “Securities Act”) and the securities laws of various states, and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Pledged Collateral for their own account, for investment and without a view to the distribution or resale thereof.  The Pledgors understand that private sales so made may be at prices and other terms less favorable than if the Pledged Collateral were sold at public sales, and agree that the Pledgee has no obligation to delay the sale of the Pledged Collateral for the period of time necessary to permit the Pledgee to register the Pledged Collateral for sale under the Securities Act or such state laws.  Pledgors agree that private sales under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

d.           At any public (or, to the extent permitted by applicable law, private) sale made pursuant to this Section 7, the Pledgee may bid for or purchase, free from any right of redemption, stay or appraisal on the part of any Pledgor (all said rights being also hereby waived and released), the Pledged Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to it from such Pledgor as a credit against the purchase price, and it may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to such Pledgor therefor.  As an alternative to exercising the power of sale herein conferred upon it, the Pledgee may proceed by a suit or suits at law or in equity to foreclose upon the Pledged Collateral and to sell the Pledged Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.  Any sale pursuant to the provisions of this Section 7 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-627 of the UCC.

e.           To the extent that the net proceeds received by the Pledgee are insufficient to satisfy the Obligations in full, the Pledgee shall be entitled to a deficiency judgment against each Pledgor for such amount.  The Pledgee shall have the absolute right to sell or dispose of the Pledged Securities in any manner it sees fit and shall have no liability to any Pledgor or any other party for selling or disposing of such Pledged Securities even if other methods of sales or dispositions would or allegedly would result in greater proceeds than the method actually used.  Each Pledgor shall remain liable for shortfalls, if any, that may exist after the Pledgee has exhausted all remedies hereunder.

f.           Each right, power and remedy of the Pledgee provided for in this Agreement, any Loan Instruments or any Other Loan Documents shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee of any one or more of the rights, powers or remedies provided for in this Agreement, any Loan Instrument or any Other Loan Document or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee to exercise any such right, power or remedy shall operate as a waiver thereof.  No notice to or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Pledgee to any other further action in any circumstances without demand or notice.  The Pledgee shall have the full power to enforce or to assign or contract its rights under this Agreement to a third party.

g.           All costs and expenses incurred by the Pledgee in enforcing this Agreement, in realizing upon or protecting any Pledged Collateral and in enforcing and collecting any Obligations or any guaranty thereof (including, without limitation, if the Pledgee retains counsel for advice, suit, appeal, insolvency or other proceedings under the Bankruptcy Code (11 U.S.C. §§ 101 et seq.) or otherwise, or for any of the above purposes, the actual attorneys’ fees incurred by Pledgee), shall constitute part of the Obligations, and all such costs and expenses are secured by the Pledged Collateral, as well as by all other property serving as security for the Obligations.

h.           Notwithstanding anything to the contrary, in no event shall the Pledgee have the right to acquire, vote, or receive from the Escrow Agent such number of Pledged Securities which would cause the Pledgee, together with its affiliates, to beneficially own or have the right to convert into (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934 and the rules promulgated thereunder (the “Exchange Act”) in excess of 4.99% of any class of equity securities registered pursuant to Section 12 of the Exchange Act (the “Ownership Limitation”) unless the Pledgee waives such limitation by providing 65 days’ advance written notice.

8.           Representations, Warranties and Covenants.  Each Pledgor represents, warrants and covenants that:

(a)           each Pledgor (i) is and will at all times continue to be the legal, beneficial and record owner of, the Pledged Securities indicated on Schedule II; (ii) has good and valid title to all Pledged Securities pledged by it hereunder, except for the prior pledges and liens set forth on Schedule 4.2 of the Security Agreement, subject to no pledge, lien, mortgage, hypothecation, security interest, charge, option or other encumbrance whatsoever (collectively, the “Liens”); and (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than pursuant hereto.

(b)           Each Pledgor has full power, authority and legal right to pledge all the Pledged Collateral pledged pursuant to this Agreement.

(c)           all the Pledged Securities have been duly authorized and validly issued, are fully paid and (to the extent representing the capital stock of a corporation) non-assessable and are subject to no options to purchase or similar rights.

(d)           Each Pledgor covenants and agrees to take all reasonable steps to defend the Pledgee’s right, title and security interest in and to the Pledged Securities and the proceeds thereof against the claims and demands of all persons whomsoever (other than the Pledgee and the Escrow Agent); and each Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee as collateral hereunder and will likewise take all reasonable steps to defend the right thereto and security interest therein of the Pledgee.

(e)           Each Pledgor covenants and agrees to take no action which would violate or be inconsistent with any of the terms of this Agreement, any Loan Instruments or any Other Loan Documents, or which would have the effect of impairing the position or interests of the Pledgee under this Agreement, any Loan Instruments or any Other Loan Documents.

(f)           The Pledgors will, promptly upon request, provide to the Pledgee all information and evidence it may reasonably request concerning the Pledged Collateral to enable the Pledgee to enforce the provisions of this Agreement.

(g)           Upon the filing of all appropriate financing statements under the UCC, all steps necessary to create and perfect the security interest created by this Agreement as a valid and continuing first lien on and first perfected security interest in the Pledged Collateral in favor of the Pledgee prior to all other Liens will have been taken. With respect to membership interests, each Pledgor represents and warrants that such issuer Pledgor has opted into Article 8 of the UCC; provided, however, that the membership interests hereunder shall be deemed “securities” for purposes of UCC compliance only and Pledgor acknowledges and agrees that the act of opting into Article 8 of the UCC alone does not categorize said interests as “securities” under any federal investment company laws or federal or state securities laws.

9.           Concerning the Escrow Agent.

a.           The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no implied duties or obligations shall be read into this Agreement against the Escrow Agent.

b.           Subject to the terms and conditions of this Agreement with respect to delivering the Pledged Collateral to the Pledgee, the Escrow Agent agrees to hold the Pledged Collateral that are in its “possession” or “control” (as defined in the UCC) (or in the possession or control of its agents or bailees) as agent or as bailee, as the case may be, and on behalf of and for the Pledgee for the purpose of perfecting the security interest granted to the Pledgee in such Pledged Collateral by possession or control.

c.           The Escrow Agent may act in reliance upon any writing or instrument or signature which it, in good faith, believes to be genuine, may assume the validity and accuracy of any statement or assertion contained in such a writing or instrument, and may assume that any person purporting to give any writing, notice, advice or instructions in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form, manner, and execution, or validity of any instrument deposited in this escrow, nor as to the identity, authority, or right of any person executing the same; and its duties hereunder shall be limited to the safekeeping of such certificates, monies, instruments, or other document received by it as such escrow holder, and for the disposition of the same in accordance with the written instruments accepted by it in the escrow.

d.           The Pledgee and the Pledgors hereby agree, to defend and indemnify the Escrow Agent and hold it harmless from any and all claims, liabilities, losses, actions, suits, or proceedings at law or in equity, or any other expenses, fees, or charges of any character or nature which it may incur or with which it may be threatened by reason of its acting as Escrow Agent under this Agreement; and in connection therewith, to indemnify the Escrow Agent against any and all expenses, including attorneys’ fees and costs of defending any action, suit, or proceeding or resisting any claim in connection with this Agreement.  The Escrow Agent shall be vested with a lien on all property deposited hereunder, for indemnification of attorneys’ fees and court costs regarding any suit, proceeding or otherwise, or any other expenses, fees, or charges of any character or nature, which may be incurred by the Escrow Agent by reason of disputes arising between the makers of this escrow as to the correct interpretation of this Agreement and instructions given to the Escrow Agent hereunder, or otherwise, with the right of the Escrow Agent, regardless of the instructions aforesaid, to hold said property until and unless said additional expenses, fees, and charges shall be fully paid. Any fees and costs charged by the Escrow Agent for serving hereunder shall be paid by the Pledgors.

e.           If any of the parties shall be in disagreement about the interpretation of this Agreement, or about the rights and obligations, or the propriety of any action contemplated by the Escrow Agent hereunder, the Escrow Agent may, at its sole discretion deposit the Pledged Materials with the Clerk of the United States District Court of New Jersey, sitting in Newark, New Jersey, and, upon notifying all parties concerned of such action, all liability on the part of the Escrow Agent shall fully cease and terminate. The Escrow Agent shall be indemnified by the Pledgors, and the Pledgee for all costs, including reasonable attorneys’ fees in connection with the aforesaid proceeding, and shall be fully protected in suspending all or a part of its activities under this Agreement until a final decision or other settlement in the proceeding is received.

f.           The Escrow Agent may consult with counsel of its own choice (and the costs of such counsel shall be paid by the Pledgors and the Pledgee) and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. The Escrow Agent shall not be liable for any mistakes of fact or error of judgment, or for any actions or omissions of any kind, unless caused by its willful misconduct or gross negligence.

g.           The Escrow Agent may resign upon ten (10) days’ written notice to the parties in this Agreement. If a successor Escrow Agent is not appointed within this ten (10) day period, the Escrow Agent may petition a court of competent jurisdiction to name a successor.

10.           Conflict Waiver. Each Pledgor hereby acknowledges that the Escrow Agent is general counsel to the Pledgee and its parent company, a partner in the general partner of the parent of the Pledgee, and counsel to the Pledgee in connection with the transactions contemplated and referred herein. The Pledgors agree that in the event of any dispute arising in connection with this Agreement or otherwise in connection with any transaction or agreement contemplated and referred herein, the Escrow Agent shall be permitted to continue to represent the Pledgee and the Pledgors will not seek to disqualify such counsel and waives any objection the Pledgors might have with respect to the Escrow Agent acting as the Escrow Agent pursuant to this Agreement.

11.           Appointed Attorney-in-Fact.  Each Pledgor hereby appoints the Pledgee and any other officer or agent thereof as the true and lawful attorney-in-fact of such Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that Pledgee may deem reasonably necessary or advisable (in its reasonable judgment) to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest.  Without limiting the generality of the foregoing, the Pledgee shall have the right, (i) upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in any Pledgee’s name or in the name of such Pledgor, to endorse checks, drafts, orders and other instruments for the payment of money payable to a Pledgor representing any interest or dividend or other distribution payable in respect of the Pledged Collateral or any part thereof or on account thereof and to give full discharge for the same; and (ii) upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Pledgee’s name or in the name of such Pledgor, to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Pledged Collateral, to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, and to sell, assign, endorse, pledge, transfer and to make any agreement respecting, or otherwise deal with, the same.

12.           Additional Pledgors. Pursuant to Section 6.12 of the Security Agreement, each subsidiary of the Pledgors that was not in existence or not a subsidiary on the date of the Security Agreement is required to become a Pledgor and to enter in this Agreement as a Pledgor upon becoming a subsidiary. Such subsidiary shall become a Pledgor hereunder with the same force and effect as if originally named as a Pledgor herein.  The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor as a party to this Agreement.

13.           Notices. Unless otherwise provided herein, all demands, notices, consents, service of process, requests and other communications hereunder shall be in writing and shall be delivered in person or by overnight courier service, or mailed by certified mail, return receipt requested, addressed:

If to the Pledgee:	YA Global Investments, L.P.
101 Hudson Street-Suite 3700
Jersey City, New Jersey 07302
Attention: Mark Angelo
Portfolio Manager
Telephone: (201) 985-8300
Facsimile: (201) 985-8266

With a copy to:	David Gonzalez, Esq.
Yorkville Advisors, LLC
101 Hudson Street, Suite 3700
Jersey City, NJ 07302
Telephone: (201) 985-8300
Facsimile: (201) 985-8744

And if to any Pledgor:	c/o Carbonics Capital Corporation
One Penn Plaza, Suite 1612
New York, New York 10119
Attention: Chief Executive Officer
Telephone: (212) 994-5374
Facsimile: (646) 572-6336

Any such notice shall be effective (a) when delivered, if delivered by hand delivery or overnight courier service, or (b) five (5) days after deposit in the United States mail, as applicable.

14.           Binding Effect. All of the covenants and obligations contained herein shall be binding upon and shall inure to the benefit of the respective parties, their successors and assigns.

15.           Governing Law; Venue; Service of Process. The validity, interpretation and performance of this Agreement shall be determined in accordance with the laws of the State of New Jersey without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard in Hudson County, New Jersey or Federal district courts located in Newark, New Jersey, and expressly consent to the jurisdiction and venue of the Superior Court of New Jersey, sitting in Hudson County and the United States District Court for the District of New Jersey sitting in Newark, New Jersey for the adjudication of any civil action asserted pursuant to this Paragraph, provided, however, that nothing herein shall prevent the Pledgee from enforcing its rights and remedies (including, without limitation, by filing a civil action) with respect to the Collateral and/or the Pledgors in any other jurisdiction in which the Collateral and/or the Pledgors may be located.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

16.           JURY TRIAL. AS A MATERIAL INDUCEMENT FOR THE PLEDGEE TO MAKE FINANCIAL ACCOMMODATIONS TO ANY PLEDGOR, EACH PLEDGOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS AGREEMENT AND/OR ANY AND ALL OF THE OTHER DOCUMENTS ASSOCIATED WITH THIS TRANSACTION.

17.           Enforcement Costs. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees, court costs and all expenses even if not taxable as court costs (including, without limitation, all such fees, costs and expenses incident to appeals), incurred in that action or proceeding, in addition to any other relief to which such party or parties may be entitled.

18.           No Penalties. No provision of this Agreement is to be interpreted as a penalty upon any party to this Agreement.

19.           Remedies Cumulative. No remedy herein conferred upon any party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute, or otherwise. No single or partial exercise by any party of any right, power or remedy hereunder shall preclude any other or further exercise thereof.

20.           Severability. If any provision of this Agreement is, for any reason, invalid or unenforceable, the remaining provisions of this Agreement will nevertheless be valid and enforceable and will remain in full force and effect.  Any provision of this Agreement that is held invalid or unenforceable by a court of competent jurisdiction will be deemed modified to the extent necessary to make it valid and enforceable and as so modified will remain in full force and effect.

21.           Amendment and Waiver. This Agreement may be amended, or any provision of this Agreement may be waived, provided that any such amendment or waiver will be binding on a party hereto only if such amendment or waiver is set forth in a writing executed by the parties hereto. The waiver by any such party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other breach.  The Pledgee’s failure to exercise any right, remedy or option under this Agreement or other agreement between the Pledgee and the Pledgors or delay by Pledgee in exercising the same will not operate as a waiver.  No waiver by Pledgee shall affect its right to require strict performance of this Agreement.

22.           Further Assurances. Each party will execute all documents and take such other actions as the other parties may reasonably request in order to consummate the transactions provided for herein and to accomplish the purposes of this Agreement.

23.           Liability of Pledgors.  Notwithstanding any provision herein, the Pledgors, and each of them, are and shall be jointly and severally liable for any and all Obligations (whether any such Obligation is specified as an obligation of the Pledgors or of any of them).

24.           Entire Agreement. This Agreement and the other documents or agreements delivered in connection herewith set forth the entire understanding of the parties with respect to the subject matter hereof, and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof, and may be modified only by instruments signed by all of the parties hereto.

25.           Counterparts. This Agreement may be executed and delivered by exchange of facsimile signatures of the Pledgee and the Pledgors, and those signatures need not be affixed to the same copy.  This Agreement may be executed in any number of counterparts.

26.           Pledged Collateral Under Security Agreement.  This Agreement is supplemental to, and not in limitation of, the Security Agreement. In the event of a conflict between the terms of this Agreement and of the Security Agreement related to the Pledged Collateral, the terms of this Agreement shall control.

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IN WITNESS WHEREOF, each Pledgor has caused this Pledge and Escrow Agreement to be executed by its respective duly authorized officer, as of the date first above written.

CARBONICS CAPITAL CORPORATION

By:	/s/ Stephen Schoepfer
Name: Stephen Schoepfer
Title: Chief Executive Officer

WESTPORT ACQUISITION, INC.

By:	/s/ Stephen Schoepfer
Name: Stephen Schoepfer
Title: Chief Executive Officer

WESTPORT ENERGY, LLC

By:	/s/ Stephen Schoepfer
Name: Stephen Schoepfer
Title: Manager

4 SEA-SONS LLC

By:	/s/ Stephen Schoepfer
Name: Stephen Schoepfer
Title: President

IN WITNESS WHEREOF, the undersigned acknowledge and agree to the terms and conditions of this Pledge and Escrow Agreement as of the date first above written.

YA GLOBAL INVESTMENTS, L.P.

By Yorkville Advisors, LLC,
Its Investment Manager

By:	/s/ Troy Rillo
Name: Troy Rillo
Title: Senior Managing Director

ESCROW AGENT

By:	/s/ David Gonzalez
Name: David Gonzalez, Esq.

SCHEDULE I
(Subsidiary Pledgors)

Westport Energy, LLC, a Delaware limited liability company

SCHEDULE II
(Convertible Debentures)

Secured Convertible Debenture No. CCP-3 dated October 12, 2005 issued by Carbonics to the Secured Party in the original principal amount of $1,475,000.

Secured Convertible Debenture No. CCP-4 dated February 8, 2006 issued by Carbonics to the Secured Party in the original principal amount of $3,050,369.

Secured Convertible Debenture No. GSHF-3-1 dated June 26, 2007 issued by Carbonics to the Secured Party in the original principal amount of $570,000.

Secured Convertible Debenture No. CICS-5 dated June 30, 2009 issued by Carbonics to the Secured Party in the original principal amount of $4,000,000.

Secured Convertible Debenture No. CICS-7 dated August 17, 2010 issued by Carbonics to the Secured Party in the original principal amount of $650,000.

Pledge & Escrow Agreement in Favor of YA Global

SCHEDULE III
(Pledged Securities)

Pledged by 4 Sea-Sons LLC:

921,890 Series C Preferred Shares of Carbonics Capital Corporation.

Pledged by Carbonics Capital Corporation:

1,000 shares of common stock representing 100% of the issued and outstanding capital stock of Westport Energy Acquisition, Inc. (Certificate Number WEA 001)

Pledged by Westport Energy Acquisition, Inc.:

100 LLC membership interests representing 100% of the issued and outstanding membership interests in Westport Energy, LLC.  (Certificate Number 1)

SCHEDULE III
(Disclosure Schedule)

None Provided